LOAN FORGIVEN AND GENERAL RELEASE AGREEMENT

Bojana Banjac, on behalf of herself, as well as on behalf of her heirs, personal representatives and assigns and each of them, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, does hereby forgive that certain loan in an amount of $6,623 loaned to BLUE FASHION CORP. (the “Company”) as of July 4, 2014 and further remise, release and forever discharge the Company and its past and present officers, directors, employees, agents, subsidiaries, divisions, predecessors, successors and assigns (collectively, “Company Releasees”), of and from any and all manner of actions, causes of action, suits, debts, accounts, bonds, covenants, agreements, understandings, contracts, controversies, judgments, damages, claims, liabilities, and demands of any kind or nature whatsoever, whether such be presently known or unknown or suspected or unsuspected, whether in law or in equity (“Claims”) which against the Company Releasees or any of its past or present officers, directors, employees, agents, subsidiaries, affiliates, divisions, predecessors, successors or assigns ever had, now have, claimed to have had, now claim to have, or hereafter can, shall or may claim to have for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date of the execution of this Loan Forgiven and General Release Agreement, for any Claims arising out of, relating to, or based upon the Loan.

The undersigned hereby declare and warrant that the terms of this Loan Forgiven and General Release Agreement have been completely read; that there are no other written or oral understandings or agreements, directly or indirectly connected with this Loan Forgiven and General Release Agreement, other than those expressly contained herein; that the terms of this Loan Forgiven and General Release Agreement are fully understood and voluntarily accepted for the purpose of making a full and final settlement of any and all Claims related to the Loan.

This Loan Forgiven and General Release Agreement shall be governed by and construed in accordance with the laws of the United States. This Loan Forgiven and General Release Agreement may be executed in counterparts, each of which shall be deemed to be an original hereof.

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have duly executed this Mutual General Release effective as of this July 4, 2014.

Lender Name: Bojana Banjac

Sign: /s/ Bojana Banjac

Borrower: Blue Fashion Corp.

Sign: /s/ Bojana Banjac
Name, Title: Bojana Banjac, President